EXHIBIT 1.01

RADISYS CORPORATION
Conflict Minerals Report
For the Year Ended December 31, 2015

This Conflict Minerals Report for the year ended December 31, 2015 is made by Radisys Corporation and its subsidiaries (herein referred to as “Radisys” or the “Company”) in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Act). Numerous terms in this report are defined in the Rule, Form SD promulgated under the Exchange Act and Exchange Act Release No. 34-67716 and the reader is referred to those sources for such definitions. As permitted by the Rule and the SEC, this report has not been subject to an independent private sector audit.

The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. The Rule defines conflict minerals as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (3TG). These requirements apply to registrants regardless of the geographic origin of the 3TG and whether or not the trading in those minerals benefits armed groups.

If a registrant has reason to believe that any of the 3TGs in their supply chain may have originated in the Democratic Republic of the Congo (DRC) or an adjoining country (the Covered Countries), or a registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the source and chain of custody of those conflict minerals. The registrant must annually submit a specialized disclosure (Form SD) and Conflict Minerals Report (CMR) to the SEC that includes a description of those due diligence measures.

Certain of the matters discussed in this report, including in particular our due diligence processes with respect to 3TG, include forward-looking statements. Readers of this document are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

The information included on any websites that appear in this report and other materials referenced to is not incorporated by reference in this report.

1.     APPLICABILITY OF THE RULE TO OUR COMPANY

Radisys Corporation is a provider of wireless infrastructure solutions to the telecom market. The term “conflict minerals” is defined by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and includes metals widely used in telecommunications equipment, including many of our products, regardless of origin. Our products and services are broken into two operating segments: Software-Systems and Embedded Products and Hardware Services. 3TGs are necessary for the functionality or production of products in all of our product categories, excluding the CellEngine software and Professional Service portion of Software-Systems.

2.    GENERAL SUPPLY CHAIN INFORMATION

Radisys purchases customized and standardized components from several global providers as well as from local and regional suppliers, either off-the-shelf or in accordance with Radisys’ design or specifications. The supply chain is complex with multiple tiers of suppliers and Radisys is several levels removed from the actual mining of 3TGs. The origin of 3TGs cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict mineral containing derivatives. The 3TG smelters or refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores. Radisys has conducted an analysis of our products and found that, although we do not directly purchase 3TGs from our suppliers, Radisys does purchase products, component parts and materials that contain metals, some of which contain 3TGs.

3.	DUE DILIGENCE PROCESS

Radisys has processes in place for the purpose of exercising due diligence in the supply chain. The Company designed and implemented its due diligence measures as to the source and chain of custody of its 3TGs to be in conformity, in all material respects, with the nationally or internationally recognized framework in the OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas (OECD 2011) and related supplements for each of the 3TGs. The due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

3.1	Maintain Strong Management Systems

Management Team
Radisys has established a management system for 3TGs. Our management system includes senior members of our executive management team, supply chain management and internal audit function. Our team of functional subject matter experts is responsible for implementing our conflict minerals compliance strategy. Senior management is provided with updates on the program and results of our conflict minerals program efforts on a regular basis.

Policy
Radisys has adopted a Conflict Minerals Sourcing Policy with the objective of obtaining reasonable assurance that its products are “DRC conflict free”. Suppliers are expected to have in place policies and due diligence measures that will enable the company to reasonably report the country of origin for products and components being supplied. Radisys’s Conflict Minerals Sourcing Policy can be found at www.radisys.com.

Supply Chain Transparency
With respect to 2015, identification of smelters/refiners in our supply chain was made via the use of due diligence tools created by the Conflict Free Sourcing Initiative (CFSI), including the EICC/GeSI Conflict Minerals Reporting Template 4.01 (the “Template”). The Template is a supply chain survey designed to identify the smelters and refiners that process the necessary 3TGs contained in our supply chain. The information from our suppliers, in combination with information from the CFSI, helps Radisys to obtain information on the origin of minerals processed.

Grievance Mechanism
We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of Radisys policies either through their reporting hierarchy or through the company’s whistleblower tool. Violations identified through these methods are reported to the Audit Committee.

Maintenance of Reviewable Business Records
Radisys maintains electronic copies of supplier responses and other documents that support the due diligence process to demonstrate transparency and compliance with recommended best practices per the Organization for Economic Co-operation and Development (OECD) as well as the long-term evolution and improvement of its program to its shareholders.

3.2	Identify and Assess Risk in the Supply Chain

Radisys relies on our first tier suppliers to provide information on the origin of the 3TGs contained in components that are included in our products. Our first tier suppliers are similarly reliant upon information provided by their suppliers. Certain of Radisys’ suppliers are also SEC registrants and also subject to the Rule.

Radisys has contracted with a third party provider to perform due diligence reviews of supplier responses for their use of 3TGs. In the 2015 survey, first tier suppliers identified by Radisys to be in scope were requested to provide information on 3TGs in their supply chain through completing and submitting the Template. Supplier responses were reviewed to identify whether the responses were complete and where further inquiries were necessary. A risk based approach was used to focus on suppliers with incomplete data since they are typically deemed to constitute a higher risk. Follow-up actions were conducted on suppliers, encouraging further requests for accurate, complete or missing template information or where responses identified red flags.

3.3	Strategy to Respond to Identified Risks

We continuously work to improve our due diligence processes with respect to 3TG, mainly focusing on the quality of data received from suppliers surveyed. This includes communication and collaboration with suppliers for purposes of improving the response rate of surveyed suppliers and improving the reliability and quality of the information provided. As described above, we have a risk based approach when reviewing and following up supplier responses and we generally prioritize to follow up with suppliers that have not provided their completed template or have incomplete data.

3.4	Independent Audit of Smelters/Refiners

Radisys does not typically have a direct relationship with 3TG smelters and refiners and we do not perform or direct audits of these entities within our supply chain. We have relied on the CFSI List for assessing smelter due diligence and compliance with OECD guidance.

3.5	Report Annually

In accordance with the Rule, we make our Conflict Minerals Report available on our website: http://www.radisys.com/corporate-responsibility.

4.	2015 DUE DILIGENCE RESULTS

Information Requested
The Company’s due diligence measures included conducting a reasonable country of origin inquiry (RCOI) with first tier suppliers using the CFSI Conflict Minerals Reporting Template, which contains questions about the facilities used to process these minerals, as well as supplier due diligence. The Template was developed to facilitate disclosure and communication of information regarding smelters or refiners that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters or refiners the company and its suppliers use.

Survey Responses
For the calendar year 2015, our inquiries were made on the supplier level. Supplier responses received provided data at a company or divisional level and were not isolated to products and components provided to us. Inquiries also include responses where suppliers were unable to specify the smelters or refiners used for components supplied to us and certain responses included names of smelters or refiners that we believe may have been misidentified as smelters and refiners or smelters or refiners that we believe are not operational. The response rate among suppliers surveyed in 2015 was 75%.

Supplier surveys received which listed smelter data were analyzed and the 3TG smelters/refiners listed were compared against information provided through the CFSI program. Among our supplier responses, we identified 276 smelters and refiners as potential sources of 3TGs. The following table presents, by mineral, the percentages of identified smelters or refiners verified as conflict-free or self-declared in accordance with the TI-CMC Category A members Self-Declared Sourcing Information.

Metal	Percentage of Identified Smelters for Each Metal	Number of Identified Smelters for Each Metal
Gold	40%	111
Tantalum	17%	46
Tin	32%	88
Tungsten	11%	31
Total	100%	276

Inherent Limitations of due Diligence Measures
We are unable to validate that any of the identified smelters or refiners are actually in our supply chain. However, based on the information provided by our suppliers, Radisys believes that the facilities that may have been used to process the 3TG in our products include the smelters and refiners listed in Appendix 1 below. Radisys does not have sufficient information to determine with specificity the countries of origin of the 3TG in our products or whether they are from recycled and scrap sources. As a downstream purchaser of products which contain 3TG, our due diligence measures seek to provide reasonable assurance regarding the source and chain of custody of the 3TG. Our due diligence processes are based on the necessity of seeking data from our first-tier suppliers, who rely on information from their suppliers to identify the original sources of the 3TG. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

5.	FURTHER RISK MITITGATION EFFORTS

During 2016, we anticipate to continue to review and evolve our due diligence processes to mitigate the risk that the 3TGs contained in and necessary to the products we manufacture or contract to manufacture finance or benefit armed groups in the DRC Region.

•	Current suppliers will be encouraged to provided updated information for the 2016 survey.

•	We will continue to monitor for new potentially in-scope suppliers and include them in our due diligence process.

•	We expect to take actions to further improve the supplier response rate and the reliability and quality of information provided.

•	We also plan to refine criteria for evaluating risk and determining which responses require further action.

APPENDIX I

Metal	Smelter Name	Smelter Country
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Ltd	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant"	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA

Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Co	VIET NAM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA

Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM